                         MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                       (Page 1 of 2)
       COMPUTATION OF INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE
       -------------------------------------------------------------------

                     (In thousands, except per share amounts)

                                                                     For The
                                                                Three Months Ended
                                                              ----------------------
                                                              March 31,    March 31,
BASIC                                                           1998         1997
-----                                                         ---------    ---------
Net income (loss)                                             $  12,669    $(204,624)

Less: Dividends on convertible preferred stock                   (1,990)      (2,840)
                                                              ---------    ---------
Net income (loss) applicable to common shares                 $  10,679    $(207,464)
                                                              =========    =========

Applicable Shares for Computation of Income (Loss)
 per Share:
--------------------------------------------------

Weighted average common shares outstanding                      293,048      288,382
                                                              =========    =========

Basic Income (Loss) Per Common Share:
-------------------------------------

Net income (loss) per common share                            $    0.04    $   (0.72)
                                                              =========    =========

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

                         MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                       (Page 2 of 2)
       COMPUTATION OF INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE
       -------------------------------------------------------------------

                     (In thousands, except per share amounts)

                                                                     For The
                                                                Three Months Ended
                                                              ----------------------
                                                              March 31,    March 31,
DILUTED                                                       1998 (a)     1997 (a)
-------                                                       ---------    ---------
Net income (loss)                                             $  12,669    $(204,624)

Add: Interest savings, net of tax, applicable to:
     Assumed conversion of 7% Notes                                   -          182
                                                              ---------    ---------
Net income (loss) applicable to common shares                 $  12,669    $(204,442)
                                                              =========    =========

Applicable Shares for Computation of Income (Loss)
 per Share:
--------------------------------------------------

Weighted average common shares outstanding                      293,048      288,382
Weighted average common equivalent shares arising from:
  Dilutive stock options                                          4,422        2,911
  Assumed conversion of Series B convertible preferred stock          -        2,753
  Assumed conversion of Series C convertible preferred stock      7,731        7,740
  Assumed conversion of 7% Notes                                      -          783
  Disney warrant                                                     29            -
  Stock subscription warrants                                       665          616
                                                              ---------    ---------
Weighted average number of common and common
  equivalent shares                                             305,895      303,185
                                                              =========    =========

Diluted Income (Loss) Per Common Share:
---------------------------------------

Net income (loss) per common share                            $    0.04    $   (0.67)
                                                              =========    =========

(a)  This calculation is submitted in accordance with Regulation S-K, Item 601 (b)(11), although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

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